UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2006

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.05 – Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 30, 2006, Registrant amended its Code of Ethics & Business Conduct (now simply the “Code of Ethics”) of AmericanWest Bancorporation and Subsidiaries which was filed as Exhibit 99 to its Form 8-K filed on April 26, 2004. Material changes from the prior Code are the following:

1.	Separate references to senior financial officers were removed due to the prior adoption of a separate Code of Ethics For Directors And Senior Financial Officers who are also subject to the Company’s Code of Ethics for all employees of the Company (see Exhibit 99.2).

2.	In-house Legal Department was added to the following provisions:

(a)	Re determining and resolving the existence of conflicts of interest

(b)	Re reporting incidents of harassment, intimidation or discrimination

(c)	Re reporting harassment

(d)	Re reporting threats of violence and volatile situations

(e)	Re making determinations of document retention which might relate to a lawsuit or investigation

(f)	Re reporting suspected violations of the Code of Ethics.

3.	Providing a reporting mechanism through either the Chairman of the Board or the General Counsel where an allegation of a violation of the Code of Ethics involves the Chairman of the Audit and Compliance Committee.

All other changes were nonsubstantive in nature. The amended policy is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit No.	Exhibit Description
	99.1	AmericanWest Bancorporation Code of Ethics

	99.2	AmericanWest Bancorporation Code of Ethics for Directors and Senior Financial Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION,
a Washington Corporation

Dated: June 1, 2006	/s/ Diane L. Kelleher
Diane L. Kelleher,
Executive Vice President & Chief Financial Officer